Exhibit 23.2
                                                                    ------------

                          CONSENT OF ERNST & YOUNG LLP

                             INDEPENDENT ACCOUNTANTS

            We refer to the Registration Statement (Form S3 No. 333- ) and related prospectus of JAWZ Inc. dated November 21, 2000 for the registration of 21,487,572 shares of its common stock.

            We consent to the reference to our firm under the caption "Experts" and the use, through incorporation by reference in the above mentioned Registration Statement, of our report dated February 25, 2000 on the following consolidated financial statements incorporated in the Annual Report (Form 10-K):

            Consolidated Balance Sheets as at December 31, 1999, 1998 and 1997; and

            Consolidated Statements of Loss and Deficit and Comprehensive Loss and Cash Flows for the years ended December 31, 1999 and 1998 and for the period from the date of incorporation on January 27, 1997 to December 31, 1997.

            We also consent to the use, through incorporation by reference in the above mentioned Registration Statement, of our audit report dated October 1, 1999 on the following financial statements of Pace Systems Group Inc. incorporated in Form 8-K dated November 15, 1999:

            Balance Sheets as at July 31, 1999 and 1998; and

            Statements   of  Income   (Loss)  and  Deficit   and   Comprehensive
            Income(Loss) and Cash Flows for the years ended July 31, 1999 and 1998.

            We also consent to the use, through incorporation by reference in the above mentioned Registration Statement of our audit report dated August 9, 2000 on the following financial statements of Betach Systems Inc. incorporated in the Form 8-K/A dated November 1, 2000:

            Balance Sheets as at September 30, 1999 and 1998; and

            Statements of Income(Loss) and Retained Earnings(Deficit) and Comprehensive Income(Loss) and Cash Flows for the year ended September 30, 1999 and for the period from January 26, 1998 to September 30, 1998.

            We also consent to the use, through incorporation by reference in the above mentioned Registration Statement of our audit report dated September 22, 2000 on the following financial statements of 4COMM.com Inc. incorporated in the Form 8-K/A dated November 1, 2000:

            Balance Sheets as at March 31, 2000 and 1999; and

            Statements of Income(Loss) and Retained Earnings(Deficit) and Cash Flows for the years ended March 31, 2000 and 1999.



Calgary, Canada

November 22, 2000                                          Chartered Accountants





NY/312749.2
11/22/00